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                                                                   Exhibit 3.100

                               WESCAM AIR OPS LLC
                       LIMITED LIABILITY COMPANY AGREEMENT
                       -----------------------------------


          This Limited Liability Company Agreement (this "Agreement") for Wescam Air Ops LLC, a Delaware limited liability company (the "Company"), is adopted as of the 25th day of January, 2001, by Wescam Incorporated, a Florida corporation (the "Member").

          1. FORMATION. The Company has been formed as a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act (the "Act") by filing a Certificate of Formation with the Delaware Secretary of State in accordance with the Act, and the rights and liabilities of the Member shall be as provided in the Act, except as otherwise provided herein.

          2. NAME. The Company shall be conducted under the name of Wescam Air Ops LLC or such other name as from time to time may be determined by the Member.

          3. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be at such place or places as from time to time may be determined by the Member.

          4. TERM. The Company shall commence on the date hereof and shall continue in perpetuity unless terminated pursuant to the terms hereof.

          5. PURPOSE. The purpose of the Company shall be the transaction of any or all lawful business for which limited liability companies may be organized under the Act. The Company shall have all powers necessary or desirable to accomplish the aforesaid purposes.

          6. QUALIFICATION AND REGISTRATION. The Company and its Member shall, as soon as practicable, take all action necessary to qualify the Company to do business and to execute all certificates or other documents, and perform all filings and recordings, as are required by the laws of the State of Delaware and the other jurisdictions in which the Company does business. The registered office of the Company in the State of Delaware shall be located at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware. The name of its registered agent at such address is Organization Services, Inc.

          7. CAPITAL CONTRIBUTIONS.

          (a) Initial Contribution. The initial capital contribution of the Member shall consist of those assets and liabilities more particularly described on Schedule A, which is attached hereto and made a part hereof.

          (b) Additional Capital Contributions. The Member shall not be obligated to make additional capital contributions to the Company. Any additional capital contributions may be made by the Member in its sole discretion.

          (c) Capital Account. The Company may maintain a capital account for the Member. The Member's capital account shall consist of the Member's initial capital

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     contribution, increased by additional capital contributions and by the
     Member's share of Company profits and decreased by distributions to the Member and by the Member's share of Company losses. No advance of money to the Company by the Member shall be credited to the Member's capital account.

          8. TAX MATTERS, ALLOCATIONS AND DISTRIBUTIONS.

          (a) Classification. Except as otherwise required by applicable provisions of tax law, solely for federal income tax purposes and for purposes of certain state tax laws, the Company shall be disregarded as an entity separate from the Member.

          (b) Allocations. Each item of Company income, gain, loss, deduction, and credit shall be treated as if realized directly by, and shall be allocated 100% to, the Member.

          (c) Distributions. Distributions of cash or other assets shall be made in the amounts and at the times determined by the Member. No distribution shall be made to the extent prohibited by the Act.

          (d) Tax Records. The Member shall cause the Company to maintain separate books and records for the Company in accordance with Section 9 of this Agreement. The Member's contributions to the Company and distributions from the Company shall be recorded in such books and records together with Company income, gain, loss, deduction and credit and all other matters relative to the Company's business as are usually entered into books and records of account maintained by persons engaged in business of a like character.

          9. ACCOUNTING AND REPORTS.

          (a) Books of Account. The Company shall maintain or cause to be maintained at all times true and proper books, records, reports and accounts in accordance with generally accepted accounting principles consistently applied, in which shall be entered fully and accurately all transactions of the Company and each Member shall have access thereto at all reasonable times. The Company shall keep vouchers, statements, receipted bills and invoices and all other records in connection with the Company's business.

          (b) Accounting and Reports. The books of account shall be closed promptly after the end of each fiscal year. Promptly thereafter, the Company shall make such written reports to the Member as it determines, which may include a balance sheet of the Company as of the end of such year, a statement of income and expenses for such year, a statement of the Member's capital account as of the end of such year, and such other statements with respect to the status of the Company and distribution of the profits and losses therefrom as are considered necessary by the Member.

          (c) Fiscal Year. The fiscal year of the Company shall be the same as the fiscal year of the Member.
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          (d) Banking. An account or accounts in the name of the Company shall be maintained in such bank or banks as the Member may from time to time select. All monies and funds of the Company, and all instruments for the payment of money to the Company, shall, when received, be deposited in said bank account or accounts, or prudently invested in marketable securities or other negotiable instruments. All checks, drafts and orders upon said account or accounts shall be signed in the Company name by such persons in such manner as the Member may from time to time determine.

          (e) Tax Returns. The Company shall provide for the preparation and filing of all necessary tax returns or other filings required under any governmental authority in accordance with procedures approved by the Member.

          10. MANAGEMENT AND DUTIES.

          (a) Responsibility of Member. The Member shall have full, exclusive and complete discretion in the management and control of the business and affairs of the Company for the purpose herein stated, and shall make all decisions affecting the Company's business and affairs, except as otherwise expressly limited herein. The Member shall have full authority to bind the Company by execution of documents, instruments, agreements, contracts or otherwise to any obligation not inconsistent with the provisions of this Agreement.

          (b) Expenditures by Company. The Company shall, upon the direction of the Member, pay compensation for accounting, administrative, legal, technical and management services rendered to the Company. The Member shall be entitled to reimbursement by the Company for any expenditure necessarily and reasonably incurred by it on behalf of the Company, which shall be made out of the funds of the Company.

          (c) Officers. The Member may from time to time elect officers of the Company, each of which shall have the authority and responsibility and serve for the term designated by the Member by resolution. None of the officers shall be deemed managers as that term is used in the Act, but each officer shall be deemed an agent of the Company.

          (d) No Fiduciary Duties. Not by means of limitation of anything contained in this Agreement or the Act, the Member has no fiduciary duties to the Company whatever.

          (e) Rights and Obligations of the Member. The Member shall not be personally liable for any of the debts of the Company or any of the losses thereof, whether arising in tort, contract, or otherwise, beyond the amounts contributed by it to the capital of the Company.

          (f) Liability of the Member. The Member shall not be liable, responsible or accountable in damages or otherwise to the Company for any good faith act or omission on behalf of the Company within the scope of the authority conferred on the Member by this Agreement or by law unless such action or omission was performed or omitted in bad faith or constituted gross negligence or willful misconduct.
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          11. ADMISSION OF NEW MEMBERS. New members may not be admitted to the
Company without the prior written consent of and upon terms approved by the Member. An assignee of the entire interest of a sole member of the Company shall become the sole member of the Company and shall be entitled to participate in the management of the Company and to exercise all rights and powers of a member of the Company upon the effectiveness of such assignment by its terms. In any other case, prior to admission, the new member(s) and the Member shall amend and restate this Agreement in its entirety.

          12. DISSOLUTION OF THE COMPANY.

          (a) Events Resulting in Dissolution. The Company shall be dissolved only upon the first to occur off the following:

               (i) The written determination of the Member; or

               (ii) The entry of a decree of judicial dissolution under the Act.

          (b) Dissolution Procedures. In the event of the dissolution of the Company for any reason, the Member shall commence to wind up the affairs of the Company. Upon completion of the payment of all debts and liabilities, payment of all expenses of dissolution and the distribution of any remaining assets to the Member, the Company shall terminate and a Certificate of Cancellation shall be filed with the Secretary of State of Delaware and in any other jurisdiction where such filing is required.

          13. AMENDMENTS TO AGREEMENT. This Agreement may be altered, amended or repealed by the Member in writing at any time and from time to time.

          14. INDEMNIFICATION. The Company shall indemnify, defend and hold harmless any person who was or is a member, manager, employee, or agent of the Company, or who is or was serving at the request of the Company as a member, director, manager, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (an "Indemnitee") from and against any loss, liability, damage, cost or expense (including reasonable attorneys' fees and litigation costs) sustained or incurred by each Indemnitee as a result of any act, decision or omission concerning the business or activities of, or that otherwise is related to, the Company. The Company may purchase and maintain insurance for those persons as, and to the extent not prohibited by, the Act.

          15. MISCELLANEOUS.

          (a) Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made, if mailed, five business days after mailing from within the United States by first class United States mail, postage prepaid, return receipt requested, or by personal delivery to the address of the principal place of business set forth in
     Section 3 if to the Company or to the address as the same appears on the records of the Company if to the Member. The Member may change its address by giving notice to the Company. Commencing on the tenth day after the giving of such notice, such newly
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     designated address shall be such Member's address for purposes of all notices or other communications required or permitted to be given pursuant to this Agreement.

          (b) Company Property. All property, whether real, personal or mixed, tangible or intangible, and wherever located, contributed by the Member to the Company or acquired by the Company shall be the property of the Company. All files, documents, and records shall be the property of the Company and shall remain in the possession of the Company.

          (c) Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the Member and its respective legal representatives, heirs, successors and assigns, except as expressly herein otherwise provided.

          (d) Governing Law. This Agreement shall be governed, construed and enforced in conformity with the laws of the State of Delaware.

                                      * * *

          IN WITNESS WHEREOF, the Member has adopted this Agreement as of the day and year first above written.

WESCAM INCORPORATED

By:  /s/ Bruce Latimer
   ------------------------------------
Its:     Bruce Latimer
   ------------------------------------
         Officer and Director



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                                   SCHEDULE A

                              CAPITAL CONTRIBUTIONS


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                               CAPITAL                 NUMBER OF
                               -------                 ---------
         MEMBER              CONTRIBUTION                UNITS
         ------              ------------                -----
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  Wescam Incorporated            $100                     100
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